Exhibit 99.1

August 7, 2017
USD Partners LP Announces Second Quarter 2017 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three and six months ended June 30, 2017. Highlights with respect to the second quarter of 2017 include the following:

•
Established rail-to-pipeline solution from Western Canada with the Stroud terminal acquisition, which ~$25 million in total acquisition and other costs represents approximately 2.5x the estimated 2018 Adjusted EBITDA expected to be generated by the three-year, take-or-pay contract signed concurrently with the transaction

•	Extended contracted term for 25% of Hardisty terminal’s available capacity through mid-2020

•	Generated Net cash provided by operating activities of $9.3 million, Adjusted EBITDA of $15.1 million and Distributable cash flow of $11.7 million

•	Reported Net income of $8.4 million

•	Raised $33.7 million from public equity offering of 3,000,000 units

•	Increased quarterly cash distribution for ninth consecutive quarter to $0.34 per unit ($1.36 per unit annualized)

•	Ended quarter with $201.2 million of available liquidity
“Our Stroud terminal acquisition − supported by a new customer and multi-year take-or-pay cash flows − demonstrates the ongoing value of rail takeaway solutions for Western Canada’s vast crude oil resource,” said Dan Borgen, the Partnership’s Chief Executive Officer. “We believe our origin-to-destination capabilities and rail-to-pipeline solutions will drive additional commercial opportunities at the Partnership, particularly as current production normalizes and grows, new projects are brought online and available takeaway capacity becomes constrained.”
Recent Transactions
On June 2, 2017, the Partnership acquired a 76-acre crude oil terminal in Stroud, Oklahoma (the “Stroud terminal”) to facilitate rail-to-pipeline shipments of crude oil from its Hardisty terminal to Cushing, Oklahoma. The Stroud terminal includes unit train-capable unloading capacity of approximately 50,000 barrels per day, or Bpd, expandable to approximately 70,000 Bpd, as well as onsite tanks with 140,000 barrels of total capacity and a truck bay. Additionally, the terminal includes a 12-inch diameter, 17-mile pipeline with a direct connection to the crude oil storage hub located in Cushing, Oklahoma. The Partnership also obtained a lease for 300,000 barrels of crude oil tank storage at the Cushing hub to receive outbound shipments of crude oil from the Stroud terminal. Inbound product is delivered by the Stillwater Central Rail, which handles deliveries from both the BNSF and the Union Pacific railways.
Concurrent with the Stroud acquisition, the Partnership entered into a new multi-year, take-or-pay terminalling services agreement with an investment grade rated multi-national energy company (the “Stroud customer”) for use of approximately 50% of the available capacity at the Stroud terminal from October 2017 through June 2020. Additionally, to facilitate the origination of barrels from the Partnership’s Hardisty terminal to be shipped to the Stroud terminal, the Partnership extended the contracted term for approximately 25% of the Hardisty terminal’s capacity to June 2020.
The Partnership believes the Stroud terminal represents one of the most advantaged rail destinations for Western Canadian crude oil given established connectivity from Cushing to multiple refining centers across the U.S., including underutilized pipelines to major refining centers along the Gulf Coast.
The Partnership expects to incur approximately $1.2 million of growth capital expenditures to retrofit the Stroud terminal to handle heavy grades of Canadian crude oil, of which approximately $245 thousand was spent in the second quarter.
Second Quarter 2017 Operational and Financial Results
Substantially all of the Partnership’s cash flows are generated from multi-year, take-or-pay terminal service agreements, which include minimum monthly commitment fees. The Partnership’s customers include major integrated oil companies, refiners and marketers, the majority of which are investment grade rated.
For the second quarter of 2017 relative to the second quarter of 2016, Net cash provided by operating activities decreased by 31%, while Adjusted EBITDA and Distributable cash flow both decreased by 7%. These decreases are primarily the result of discontinuing operations at the San Antonio terminal during the second quarter of 2017 following the termination of the related customer contract and were partially offset by lower operating costs. Additionally, the Partnership received a smaller benefit from the settlement of its derivatives contracts during the second quarter of 2017 relative to 2016 as the Partnership’s 2017 foreign exchange hedges have lower exercise prices than its 2016 foreign exchange hedges, as it relates to the relative strength of the Canadian dollar to the U.S. dollar. Net cash provided by operating activities was also impacted by net changes in working capital associated with the timing of payments and collection of receipts.
During the second quarter of 2017, the Partnership revised its estimated Canadian income tax expenses for the 2016 and 2017 tax years based on actual taxable income calculated for 2016 and, as such, recorded a $2.4 million Benefit from income taxes. As a result, Net income for the second quarter of 2017 increased by 60% relative to the prior year. Additionally, Distributable cash flow for the second quarter of 2017 benefited from an approximate $0.7 million decrease in Cash paid for income taxes relative to the second quarter of 2016, which was partially offset by higher Cash paid for interest. The Partnership expects to receive a refund of approximately C$3.4 million in the second half of 2017.
On July 27, 2017, the Partnership declared a quarterly cash distribution of $0.34 per unit ($1.36 per unit on an annualized basis), which represents growth of 1.5% relative to the prior quarter and 7.9% relative to the second quarter of 2016. The distribution is payable on August 11, 2017, to unitholders of record as of the close of business on August 7, 2017.
As of June 30, 2017, the Partnership had total available liquidity of $201.2 million, including $7.2 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $194.0 million on its $400.0 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until October 2019.

Second Quarter 2017 Conference Call Information
The Partnership will host a conference call and webcast regarding second quarter 2017 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, August 8, 2017.
To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 61530722. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for 30 days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 61530722. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USDG”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies and refiners. The Partnership’s principal assets include a network of crude terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.
USDG, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USDG solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the Permian Basin and the U.S. Gulf Coast. Among other projects, USDG is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with substantial tank storage capacity, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities.
Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as Net cash provided by operating activities adjusted for changes in working capital items, changes in restricted cash, interest, income taxes, foreign currency transaction gains and losses, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flows to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.
The Partnership defines Distributable cash flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. DCF is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash being retained for use in enhancing the Partnership’s existing businesses; and

•	the sustainability of the Partnership’s current distribution rate per unit.
The Partnership believes that the presentation of Adjusted EBITDA and DCF in this press release provides information that enhances an investor's understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA and DCF is Net cash provided by operating activities. Adjusted EBITDA and DCF should not be considered alternatives to Net cash provided by operating activities or any other measure of liquidity or performance presented in accordance with GAAP. Adjusted EBITDA and DCF exclude some, but not all, items that affect cash from operations and these measures may vary among other companies. As a result, Adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies.
Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means Zavala
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the Partnership’s liquidity, the ability of the Partnership to grow and opportunities to grow, the expected Adjusted EBITDA contribution of the Stroud terminal, the expected commencement date of operations of the Stroud terminal, and the amount and timing of future distribution payments. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)
Revenues
Terminalling services	$21,977	$23,459	$45,536	$45,482
Terminalling services — related party	2,518	1,756	4,258	3,406
Railroad incentives	6	22	21	37
Fleet leases	643	647	1,286	1,290
Fleet leases — related party	891	891	1,781	1,781
Fleet services	467	69	935	138
Fleet services — related party	279	684	558	1,368
Freight and other reimbursables	208	350	365	733
Freight and other reimbursables — related party	—	—	1	—
Total revenues	26,989	27,878	54,741	54,235
Operating costs
Subcontracted rail services	1,795	2,026	3,808	4,069
Pipeline fees	5,369	5,338	10,786	10,052
Fleet leases	1,534	1,538	3,067	3,071
Freight and other reimbursables	208	350	366	733
Operating and maintenance	594	783	1,301	1,653
Selling, general and administrative	2,362	2,073	4,677	4,967
Selling, general and administrative — related party	1,396	1,439	2,828	2,931
Depreciation and amortization	4,969	4,914	9,910	9,819
Total operating costs	18,227	18,461	36,743	37,295
Operating income	8,762	9,417	17,998	16,940
Interest expense	2,513	2,533	5,120	4,716
Loss (gain) associated with derivative instruments	401	(253)	612	1,270
Foreign currency transaction gain	(100)	(15)	(70)	(145)
Other expense, net	3	—	8	—
Income before provision for income taxes	5,945	7,152	12,328	11,099
Provision for (benefit from) income taxes	(2,434)	1,917	(1,249)	3,714
Net income	$8,379	$5,235	$13,577	$7,385

USD Partners LP
Consolidated Statements of Cash Flows
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)

Cash flows from operating activities:
Net income	$8,379	$5,235	$13,577	$7,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,969	4,914	9,910	9,819
Loss (gain) associated with derivative instruments	401	(253)	612	1,270
Settlement of derivative contracts	91	546	390	1,036
Unit based compensation expense	1,218	969	2,016	1,697
Other	473	165	755	334
Changes in operating assets and liabilities:
Accounts receivable	(459)	269	(424)	207
Accounts receivable — related party	(34)	54	179	1,760
Prepaid expenses and other current assets	(2,687)	(790)	(1,108)	(460)
Accounts payable and accrued expenses	(1,409)	(1,224)	(1,316)	(1,961)
Accounts payable and accrued expenses — related party	(77)	119	230	24
Deferred revenue and other liabilities	(2,425)	1,857	(3,545)	2,729
Deferred revenue — related party	1,025	(300)	1,025	(629)
Change in restricted cash	(209)	1,793	(230)	(633)
Net cash provided by operating activities	9,256	13,354	22,071	22,578
Cash flows from investing activities:
Additions of property and equipment	(25,647)	27	(25,773)	(246)
Net cash provided by (used in) investing activities	(25,647)	27	(25,773)	(246)
Cash flows from financing activities:
Distributions	(8,239)	(7,366)	(16,142)	(14,396)
Vested phantom units used for payment of participant taxes	(2)	—	(1,072)	(77)
Net proceeds from issuance of common units	33,700	—	33,700	—
Proceeds from long-term debt	35,000	5,000	40,000	10,000
Repayments of long-term debt	(41,000)	(9,825)	(57,342)	(18,902)
Net cash provided by (used in) financing activities	19,459	(12,191)	(856)	(23,375)
Effect of exchange rates on cash	(56)	114	49	439
Net change in cash and cash equivalents	3,012	1,304	(4,509)	(604)
Cash and cash equivalents – beginning of period	4,184	8,592	11,705	10,500
Cash and cash equivalents – end of period	$7,196	$9,896	$7,196	$9,896

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$7,196	$11,705
Restricted cash	5,861	5,433
Accounts receivable, net	4,800	4,321
Accounts receivable — related party	—	219
Prepaid expenses	9,372	10,325
Other current assets	5,361	2,562
Total current assets	32,590	34,565
Property and equipment, net	148,626	125,702
Intangible assets, net	105,615	111,919
Goodwill	33,589	33,589
Other non-current assets	182	192
Total assets	$320,602	$305,967

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$976	$2,221
Accounts payable and accrued expenses — related party	419	214
Deferred revenue, current portion	25,167	26,928
Deferred revenue, current portion — related party	5,481	4,292
Other current liabilities	2,904	3,513
Total current liabilities	34,947	37,168
Long-term debt, net	204,196	220,894
Deferred revenue, net of current portion	—	264
Deferred income tax liability, net	1,153	823
Total liabilities	240,296	259,149
Commitments and contingencies
Partners’ capital
Common units	136,838	122,802
Class A units	1,416	1,811
Subordinated units	(58,378)	(76,749)
General partner units	88	111
Accumulated other comprehensive income (loss)	342	(1,157)
Total partners’ capital	80,306	46,818
Total liabilities and partners’ capital	$320,602	$305,967

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)

Net cash provided by operating activities	$9,256	$13,354	$22,071	$22,578
Add (deduct):
Amortization of deferred financing costs	(215)	(215)	(430)	(430)
Deferred income taxes	(249)	50	(307)	96
Changes in accounts receivable and other assets	3,180	467	1,353	(1,507)
Changes in accounts payable and accrued expenses	1,486	1,105	1,086	1,937
Changes in deferred revenue and other liabilities	1,400	(1,557)	2,520	(2,100)
Change in restricted cash	209	(1,793)	230	633
Interest expense, net	2,513	2,533	5,116	4,716
Provision for (benefit from) income taxes	(2,434)	1,917	(1,249)	3,714
Foreign currency transaction gain (1)	(100)	(15)	(70)	(145)
Deferred revenue associated with minimum monthly commitment fees (2)	62	424	142	1,187
Adjusted EBITDA	15,108	16,270	30,462	30,679
Add (deduct):
Cash paid for income taxes (3)	(798)	(1,486)	(1,414)	(3,196)
Cash paid for interest	(2,575)	(2,180)	(4,937)	(3,987)
Maintenance capital expenditures	(72)	(18)	(198)	(18)
Distributable cash flow	$11,663	$12,586	$23,913	$23,478

(1)	Represents foreign exchange transaction gains and losses associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(2)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.

(3)	Includes amounts we received as a partial refund of approximately $0.7 million (representing C$0.9 million) for our 2015 foreign income taxes.